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                                  EXHIBIT 12(a)

                THE CHASE MANHATTAN CORPORATION and Subsidiaries

                Computation of ratio of earnings to fixed charges
                -------------------------------------------------
                          (in millions, except ratios)


                                                                                 Nine Months Ended
                                                                                 September 30, 1996
                                                                                 ------------------
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before Income Taxes                                                           $  2,462
                                                                                     --------
Fixed charges:
  Interest expense                                                                      3,994
  One third of rents, net of income from subleases (a)                                     91
                                                                                     --------
Total fixed charges                                                                     4,085

Less:  Equity in undistributed income of affiliates                                       (47)
                                                                                     ---------

Earnings before taxes and fixed charges, excluding capitalized interest              $  6,500
                                                                                     ========

Fixed charges, as above                                                              $  4,085
                                                                                     ========

Ratio of earnings to fixed charges                                                       1.59
                                                                                     ========

INCLUDING INTEREST ON DEPOSITS
------------------------------
Fixed charges, as above                                                              $  4,085

Add:  Interest on deposits                                                              4,518
                                                                                      -------

Total fixed charges and interest on deposits                                         $  8,603
                                                                                     ========

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                          $  6,500

Add:  Interest on deposits                                                              4,518
                                                                                     --------

Total earnings before taxes, fixed charges, and interest on deposits                 $ 11,018
                                                                                     ========


Ratio of earnings to fixed charges                                                       1.28
                                                                                     ========


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(a)   The proportion deemed representative of the interest factor.
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